Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	James Cline
Chief Financial Officer
540-542-6300

Harriet Fried
Lippert/Heilshorn & Associates
212-838-3777

Trex Company Announces Preliminary Second-Quarter 2011 Revenue

Second-Quarter Results to be Announced on August 1, 2011

WINCHESTER, Va. – July 12, 2011 – Trex Company, Inc. (NYSE: TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced preliminary second-quarter 2011 revenue.

The Company’s second-quarter revenue will be approximately $78 million. The Company had previously provided revenue guidance of $115 million.

Chairman, President and CEO Ronald W. Kaplan commented, “Sales did not materialize as expected during the second quarter. Poor weather and, to a lesser extent, the unfavorable macroeconomic environment, caused the lower-than-expected revenue performance. Many parts of the country experienced major winter storms through April, which were then followed by heavier-than-normal precipitation during most of May, further delaying the start of the decking season. As a result, our trailing nine-month revenue through June was down approximately four percent compared to the prior year. We believe that the external factors influencing our sales are also impacting the overall market and that we continue to expand Trex’s industry-leading market share.

“Sales order activity in June exceeded order activity in June 2010 by 15% as the weather improved. Order activity in the first week of July continued at a pace above July of last year. As we move further through the month, we will be in a better position to provide more detailed third-quarter revenue guidance when we report our second-quarter financial results on August 1, 2011.”

Second-Quarter 2011 Results and Conference Call

Trex will release its second-quarter 2011 results before the NYSE opens for regular trading on Monday, August 1, 2011. The company will hold its quarterly earnings conference call at 10:00 a.m. ET on August 1, 2011. To participate in the live earnings call by telephone, dial 706-634-1218 and reference conference ID #80114524. A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at http://www.trex.com.

For those who cannot listen to the live broadcast, an audio replay of the earnings call will be available on the Trex website for 30 days. A telephone replay of the call will also be available through August 7, 2011. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #80114524.

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company’s products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the Company’s ability to obtain raw materials at acceptable prices; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company’s report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2011, its subsequent report on Form 10-Q filed on May 2, 2011, and its Form 8-K filed on May 2, 2011, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 5,500 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

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